EXHIBIT 10.1

PROMISSORY NOTE EXTENSION AGREEMENT

This Promissory Note Extension Agreement (the “Agreement”) is entered into this 17TH day of August, 2023 (the “Effective Date”) by and between Ainos, Inc., a Texas corporation (the “Maker”), and Ainos, Inc., a Cayman Islands corporation, or its successors or assigns (the “Holder”).

RECITALS

A.

The Parties entered into Non-Convertible Promissory Note dated March 17, 2022 in the Principal Amount of $800,000 with 1.85% per annum interest on unpaid principal and accrued interest, and a maturity date of March 31, 2023 (the “Note”).

B.	As of the Effective Date of this Agreement, the unpaid principal under the Note amounts to $300,000 and interest has accrued on all unpaid balances.

AGREEMENT

NOW, THEREFORE, the Parties agree as follows:

1.	The maturity date of the Note is hereby extended to March 31, 2025.

2.	Maker reserves its right to prepay all or part of the principal and/or interest pursuant to the Note, and accrued interest shall be equitably adjusted on the outstanding principal of any such payment.

3.	All other terms and conditions of the Note shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned Maker and Holder have duly executed this Extension Agreement.

COMPANY:
Ainos, Inc., a Texas corporation

By:	/s/ Chun-Hsien Tsai
Chun-Hsien Tsai, CEO

HOLDER:
Ainos, Inc., a Cayman Islands corporation

By:	/s/ Chun-Hsien Tsai
Chun-Hsien Tsai, CEO